As filed with the Securities and Exchange Commission on __________, 2007. File No. 333-___________

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIBB CORPORATION
(Exact name of registrant as specified in its charter)

Nevada                                                                       7389                                                                          75-3076597
(State or other jurisdiction of                            (Primary Standard Industrial                            (IRS Employer Identification No.)
                                                                                                  incorporation or organization)                          Classification Code Number)

Judson Bibb, President
5645 Coral Ridge Drive #171
Coral Springs, Florida 33076
  Telephone: 954-258-1917
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

The Law Office of Michael Kessler Esq.
3436 American River Drive, Suite 11
Sacramento, CA 95864
Phone: (916) 239-4000 Fax: (916) 239-4008
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration
Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration
Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Securities to be Registered	Amount to be Registered	Offering Price Per Share (2) (3)	Aggregate Offering Price	Registration Fee (1)
Common Stock	1,000,000 Shares	$ 0.03	$ 30,000	$0.92

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and prepaid prior to the filing of this registration statement via cashier's check sent to the Lockbox or by Fedwire.

(3) This is an initial offering and no current trading market exists for our common stock.

(4) The shares will be offered at a fixed price of $0.03 per share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

PROSPECTUS

BIBB CORPORATION

1,000,000 Shares of Common Stock, par value $.001
$.030 per Share

This is the initial offering of common stock of Bibb Corporation and no public market currently exists for our common stock. We are offering for sale a total of 1,000,000 shares of our common stock, on a "self-underwritten" basis, which means our officers and directors will attempt to sell the shares. The shares will be offered at a fixed price of $0.03 per share for a period of 180 days from the date of this prospectus. There is no required minimum number of shares to be purchased by any individual purchaser. This is an "all-or-nothing" offering, which means that we will have to sell all of the shares before we can use any of the proceeds. Since our funds are limited and we don't believe we could afford to engage the services of an escrow agent, all funds will be held in a standard, but separate, bank checking account, rather than in an escrow account, until all funds are received, at which time the funds will be released to us for use as set forth in the Use of Proceeds section herein. In the event we do not sell all of the shares and raise all of the proceeds before the expiration date of the offering, all funds raised will be returned promptly to subscribers, without deductions or interest. The shares will be offered on our behalf by our officers and director, who will receive no commissions or proceeds for any shares they sell.

We are a development stage, start up company and any investment you make in our securities involves a high degree of risk. You should only purchase shares in this offering if you can afford a complete loss of your investment. While we intend to engage the services of a market maker to apply for quotation on the over-the-counter Bulletin Board on our behalf following completion of this offering and implementation of our business plans, we cannot guarantee that our application will be approved and our stock listed and quoted for sale on any public market. The shares sold in this offering will be "unrestricted securities", which means they will be immediately eligible for trading if and when a public market is ever developed for our common stock.

We are in the multi-media publishing and marketing business and intend to use the proceeds from this offering to expand our business operations, which have been limited to development stage and start-up activities since inception.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current or complete. Any representation to the contrary is a criminal offense.
	Price Per Share	Aggregate Offering Price	Underwriting Commissions	Proceeds to Us (1)
Aggregate Offering - 1,000,000 shares of Common Stock	$0.03	$ 30,000	-0-	$ 30,000

1. We estimate the net proceeds we will receive from this offering will be approximately $25,000, after deducting $5,000 as the estimated costs of filing, printing, legal, accounting and other miscellaneous expenses relating to the offering, which we intend to pay out of the proceeds.

Subject to Completion, Dated: ________________________________, 2007.

TABLE OF CONTENTS

                                                                                                                                                                                                                                                                               Page No.

SUMMARY OF PROSPECTUS …………………………………………………………………..6
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . ………………………………………………....8
RISKS ASSOCIATED WITH OUR COMPANY. . . . . . . . . . .. . . . . . …………………………...8
RISKS ASSOCIATED WITH THIS OFFERING . . . . . . . . . .. . . . . . …………………………14
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . …………………………………………….16
DETERMINATION OF OFFERING PRICE. . . . . . . . . . . . . . . . . ………………………………17
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES. . . . . . . . . . ……………………17
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . …………………………………………18
Terms of the Offering . . . . . . . . . . . . . . . . . . . ……………………………………………….......19
Procedure for Subscribing . . . . . . . . . . . . . . . . . ………………………………………………...19
LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . .. . . . . . …………………………………………20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS . . . ….21
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . ……………………………….…...22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT 22
DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . .. …………………………………….. .23
INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .. ……………………………………………..24
DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . ………………………………………24
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS. . . . . . . . . . . . . . . ………………………….33
Proposed Milestones to Implement Business Operations . . . . ……………………….……34
DESCRIPTION OF PROPERTY. . . . . . . . . . . . . . . . . . . . . . …………………………………….36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . ……………37
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS . .  …37
EXPERTS AND LEGAL COUNSEL. . . . . . . . . . . . . . . . . . . . . …………………………………39
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . .. . . . ………………………………….. 40
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . ……………………………………40

(OUTSIDE BACK COVER OF PROSPECTUS)

DEALER PROSPECTUS DELIVERY OBLIGATION

Until 180 days after the registration date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

BIBB CORPORATION

SUMMARY OF PROSPECTUS

To obtain full and complete information about our company, it is important to read the following summary, together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our," "Bibb Corporation" or "the Company" are to Bibb Corporation.

General Information about Our Company

Bibb Corporation was incorporated in the State of Nevada on July 22, 2002. We were formed to pursue our business objective of multi-media publishing and marketing. Our only asset as of the date of this prospectus is our cash in the bank of approximately $146,, the balance of cash generated from the issuance of shares to our founders. At June 30, 2007, w had an accumulated deficit of $20,024. We have not generated any revenues to date; and we have been issued a "substantial doubt" going concern opinion from our auditors. Our fiscal year end is December 31.

We intend to develop our business as an "information retailer", providing information in a simple, easy-us-use manner through multi-media applications. Our concept is intended to blur the lines between a number of business applications: publisher, video producer and Internet content provider. Two examples of the type of information we intend to provide are the "For Dummies" series and "Video Professor". Our goal is to assist customers who want to information that is easy to find, easy to use and easy to understand.

The Offering

Following is a brief summary of this offering. Please see the Plan of Distribution; Terms of the Offering section for a more detailed description of the terms of the offering.

The Shares will be sold without the services of an underwriter, on an "all-or-nothing" basis by our sole director, Judson Bibb. By this, we mean that if Mr. Bibb is unable to sell all of the Shares within 180 days of the effective date of this offering, all of the money collected from subscribers will be returned, without penalty and/or interest. Mr. Bibb will attempt to sell the shares to friends, family members and acquaintances and will receive no compensation for his efforts. Mr. Bibb, our sole officer, director and principal shareholder will not purchase any Shares in this offering.

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. In addition to the other information regarding our Company contained in this prospectus, you should consider many important factors in determining whether to purchase shares. Following are what we believe are all of the material risks involved if you decide to purchase Shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

1. We are a development stage company, have generated no revenues and lack an operating history. An investment in the Shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

Our company was formed in July 2002; we have just completed our research and initial business plan; have not yet realized any revenues; and have an accumulated deficit of $20.024. We have no operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the highly competitive publishing industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to attract and retain customers for our concept, while keeping costs to a minimum. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the initial startup of our business. Furthermore, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our operations or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any Shares you purchase in this offering.

2. We are totally dependent on the proceeds from this offering to implement our proposed business plans and do not have any other sources of funding, which could severely limit any possible revenues and result in a failure of our business and a total loss of any investment you make in our Company.

We are planning to use the proceeds of this offering to initiate the first stages of our business plan. Assuming we will sell all of the Shares and close this offering, we will receive the total proceeds of $30,000, less offering expenses of approximately $5,000, leaving us with a total of $25,000, which we expect to spend to implement our business plans; however, there is no guarantee that we will be able to generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase Shares in this offering and we are not successful in our proposed business plans. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

3. Our success depends greatly upon the efforts of Judson Bibb, our sole officer and director. If we fail to retain the services of Mr. Bibb, it would negatively affect our business, operating results and financial results.

The development and implementation of our proposed business is solely dependent on the efforts of our President, Judson Bibb. Mr. Bibb is not and will not be compensated for his services and the success of our business depends upon our ability to retain him. We have not entered into a management and/or employment agreement with Mr. Bibb and the loss of his services could have a negative impact on our business operations, operating results and possible revenues. If we were to lose the services of Mr. Bibb or are unable to hire and train competent employees, as and when needed, implementation of our proposed business operations could be delayed or worse, fail, and you could risk a total loss of any investment you make in the securities offered herein.

4. If we are successful in moving forward in our business plan, we will need to hire additional employees. If competent and knowledgeable employees are not available to us, as and when needed, we may be unable to expand our business when we are ready to do so, which could result in possible revenue losses.

We have no employees at this time. When we are ready to expand beyond our initial media offerings, our success will depend in large part upon our ability to attract, develop, motivate and retain employees. Competition for qualified personnel is high and we may not be able to hire or retain qualified personnel, if and when needed. As a result, we may be unable to expand our business when we are ready to do so, which could result in possible revenue losses.

5. Our sole officer and director has conflicts of interest for his time in that he has other activities that may prevent him from devoting full time to our operations, when needed, which may slow our operations and possibly reduce our financial results.

Judson Bibb, our sole officer and director, has conflicts of interest for his time in that he has other activities that may prevent him from devoting full time to our operations. His available time to devote to our business operations may therefore, be sporadic. In general, he intends to devote as much time as required to our business; however, when he is working on other business matters, he may not be able to devote the time necessary to our business, which may delay or limit implementation of our business plans. The limited number of hours Mr. Bibb will have to devote to our business activities may negatively affect our operations and reduce or limit our potential revenues and financial results, which could result in a loss of your investment.

6. The information distribution industry is highly competitive and we may be unable to successfully compete and generate revenues, which could result in a total loss of your investment.

The information industry is highly competitive. As a result, our proposed services will face significant competition from larger, well-established companies, such as "Video Professor" and "For Dummies", our two largest competitors in the industry. Unless we are successful in establishing our brand name and selling our products, we may be unable to successfully enter the industry and generate revenues. As a result, you could lose any investment you make in our Shares

.
7. We will be required to continuously update our software and upgrade our media in order to continue to successfully compete in the ever changing industry to accommodate new software, information and programs.

We will be required to constantly update our software and media as new information/devices come on the market. If we are unable to keep our media and offerings up to date, we could lose return customers and suffer losses of revenues. In addition, there is no guarantee the media we are currently developing will be accepted by the public, which means we could be forced to expend significant, unexpected time and funds on further research and development on our media offerings. There can be no assurance that our proposed business plans will allow us to successfully develop our business. There is no guarantee that we will be able to afford to continue to upgrade our product offerings, as and when required. Any such failure would result in a loss of customers and could harm our results of operations and business.

8. Our proposed operations will be subject to all regulations associated with media publishing, including those applicable to the download and distribution of copyrighted materials and intellectual property from the Internet. If we are unable to comply with any of these laws, rules and regulations, we may not be limited in our media offering, which could severely limit our business operations and possible revenues.

Our proposed operations will be subject to rapidly changing laws and regulations, which include data privacy laws, content regulation and sales and use taxes. Because of this rapidly evolving and uncertain regulatory environment, we cannot predict how these laws and regulations might affect our business operations. In addition, these uncertainties make it difficult to ensure compliance with the laws and regulations governing the Internet and content download. These laws and regulations could harm our operations and force us to change our currently proposed business operations if they become too costly.

Although there are few laws and regulations directly applicable to the Internet, proposed laws and regulations could be adopted in the future covering issues such as information content downloading, licensing, license fees, copyrights, privacy, pricing, sales taxes and characteristics and quality of Internet services. The adoption of restrictive laws or regulations could slow Internet usage or expose us to significant liabilities associated with content available in our media. The application of existing laws and regulations governing Internet issues such as property ownership, libel and personal privacy are also subject to substantial uncertainty. There can be no assurance that current or new government laws and regulations, or the application of existing laws and regulations (including laws and regulations governing issues such as property ownership, content, taxation, defamation and personal injury), will not expose us to significant liabilities, significantly slow Internet growth or otherwise cause a material adverse effect on our proposed business operations, results of operations or financial condition.

9. Our proposed operations to download media content and information from the Internet will subject our operations to potential liability for negligence and/or infringement of copyright and intellectual property laws, as well as government regulations.

As we expand our operations and begin preparing and publishing our information media, we will be subject to potential liability for negligence, copyright, patent, trademark, defamation, indecency and other claims, based on the nature and content of the materials that we download. Such claims have been brought, and sometimes successfully pressed, against Internet content distributors. In addition, we could be exposed to liability with respect to the content or unauthorized duplication of content downloaded from our website. We could also be exposed to liability for third party content posted by our customers in chat rooms or bulletin boards offered on our website. It is also possible that if any information provided contains errors or false or misleading information, third parties could make claims against us for losses incurred in reliance on such information. In addition, the provision of such information may be illegal in some jurisdictions. In the future, our website may contain a significant number of links to other websites. As a result, we may be subject to claims alleging that, by directly or indirectly providing links to other websites, we are liable for copyright or trademark infringement or the wrongful actions of third parties through their respective websites.

Any violation of a copyright or intellectual property law, or government regulation by a customer, may also be imposed indirectly on us. Any such imposition of a liability that is not covered by insurance, is in excess of insurance coverage or is not covered by an indemnification by a content provider could have a material adverse effect on our business, results of operations and financial condition.

Liability or alleged liability could harm our business by damaging our reputation, requiring us to incur expensive legal costs in defense, exposing us to awards of damages and costs and diverting management's attention away from our business operations. Any such liability or violation could severely impact our proposed business operations and/or proposed revenues.

We have not yet fully examined or done any legal investigation of the copyright or intellectual property laws that will apply to our proposed plan of operation and may not have sufficient funding to do so if and when we are financially able to expand, which could severely limit our possible revenues and business operations.

10. We do not currently have any patent or trademark protection for our concept and business plan and there is no guarantee that someone else will not duplicate our ideas and bring them to market before we do or make a better product, either of which could severely limit our proposed sales and revenues.

We have searched the Internet and trade manuals and believe our proposed media publishing system will be unique; however, we have no patents or trademarks for our designs or brand name. As business is established and operations expand, we may seek such protection; however, we currently have no specific plans to do so. We believe we can obtain trademark protection for our brand name, logo and advertising materials once they have been designed, but we do not believe we will be able to copyright our distribution system since our basic information media distribution concept is already available on the Internet. Even if we do trademark or copyright our materials, it may not prevent unauthorized persons from copying aspects of our business or brand. There is no assurance a third party will not choose to copy or duplicate our proprietary information and/or brand name. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business.

We are unaware of any infringement upon our proprietary rights and/or brand name and have not been notified by any third party that we are infringing upon anyone else's proprietary rights; however, any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

11. The offering price of the Shares have been determined arbitrarily by us and does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.

We have arbitrarily determined the offering price of the Shares. In determining the number of Shares and common stock to be offered and the offering price, we took into consideration the amount of money we would need to implement our business plans and the number of shares we wanted to offer to the public. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

RISKS ASSOCIATED WITH THIS OFFERING:

12. Buying low-priced penny stock is very risky and speculative.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

13. Due to the lack of a trading market for our securities, you may have difficulty selling any Shares you purchase in this offering.

There is presently no demand for our common stock, as our securities are not listed for trading on any public market. While we intend to seek to engage the services of a market maker to apply for quotation on the Over-the-Counter Bulletin Board on our behalf following completion of this offering and implementation of our business plans, we cannot guarantee that our application will be approved and our stock listed and quoted for sale on any public market. If no market is ever developed for our common stock, it will be difficult for you to sell any shares underlying the Shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares of common stock without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

14. You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder acquired his shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in the Shares we are offering will result in the immediate and substantial dilution of the net tangible book value of your shares of common stock from the $.03 you pay for them. Following completion of this offering and receipt of the net proceeds, the net tangible book value of the shares of common stock purchased in this offering will be $.022 or 73% less than you pay for them. Purchasers of Shares in this offering will contribute 100% of the total amount needed to fund our company, and will own approximately 30% of the issued and outstanding shares of our common stock and, as such, will have only 30% of the voting rights of our company, which means the current stockholder will retain voting control on matters affecting our company.

15. Any future sale of stock held by our existing stockholder, who will hold 70% of our total issued and outstanding shares after completion of this offering, could severely impact the market price of our stock.

Since inception, a total of 2,340,000 shares of common stock have been issued to Judson Bibb, our sole officer, director and existing principal stockholder. These shares are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares held by Mr. Bibb after the applicable restrictions expire could have a depressive effect on the price of our common stock in any market that may develop, of which there is no guarantee. Mr. Bibb does not currently have any plans to sell his shares at any time after this offering is completed.

16. We are a small, development stage start-up company with only one director on our Board, which could result in a lack of independence needed on certain issues and decisions which impact our shareholders.

We are a small start-up company with only one director, Judson Bibb, who is also our President, Principal Executive Officer, Secretary, Treasurer, CFO and Principal Accounting Officer. As a result, we lack independent directors, independent board committees and an independent audit committee financial expert. In addition, Mr. Bibb will own approximately 70% of our issued and outstanding common stock after completion of this offering, giving him significant control of any decisions regarding the company and/or our securities. There can be no assurance that Mr. Bibb will be completely independent in the decisions he makes as our sole director and/or principal stockholder that will ensure protection of the rights of other stockholders who purchase our securities in this offering.

17. We will be holding all proceeds from this offering in a standard bank checking account until all Shares are sold and there is no guarantee all of the funds will be used as outlined in this prospectus. If the proceeds are not used as proposed to successfully implement our business operations, our plans could fail and you could lose any investment you make in our Shares.

All funds received from the sale of Shares in this offering will be deposited into a standard bank checking account at Bank of America in the State of Florida, where our business operating account is, until such time as all shares are sold and the offering is closed. At that time, the proceeds will be transferred to our business operating account. Since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who might obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held. In addition, there are no mechanisms in place to insure the funds received from the sales of Shares in this offering will remain segregated until all Shares are sold and/or the offering is terminated. In any such instance, if all the offering proceeds aren't available to us on completion of the offering, we may not be able to successfully implement our business plans and generate revenues, which would result in a loss of any investment you make in our securities

USE OF PROCEEDS

We have estimated the net proceeds to us from this offering to be $25,000. We expect to disburse these proceeds in the priority set forth below, during the first 12 months after completion of this offering:

Total Proceeds                                            $30,000
Less: Estimated Offering Expenses             5,000
Net Proceeds to Us:                                   $25,000

Layout and printing                                       8,400
Video production                                           1,600
Video duplication                                            2,350
TV commercial production                            1,350
TV airtime                                                         5,000
Website design and hosting                         1,450
Legal, accounting, etc.                                   3,450
Working Capital                                              1,400

Total Use of Net Proceeds                          $25,000

DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the initial public offering price of our Shares, we considered the history and prospects for the industry in which we will compete, our current financial status, the ability of our management and our business potential and future earnings projections, the prevailing securities market at the time of this offering and the price paid by our founder for his shares. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares of common stock in the Shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of June 30, 2007 and the date of the filing of this registration statement, the net tangible book value of our shares was $146, or approximately $.00006 per share, based upon 2,340,000 shares issued and outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering, other than that resulting from the sale of the Shares and receipt of the net proceeds of $30,000, less offering expenses of $5,000, the net tangible book value of the 3,340,000 shares to be outstanding will be

$25,146, or approximately $.007 per share. The purchasers of Shares in this offering will incur an immediate dilution (a reduction in net tangible book value per share from the offering price of $0.03 per Share). As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering will be $.022 per share, or approximately 73% less than the $.03 price they paid for their shares.

After completion of the sale of the Shares in this offering, the new shareholders will own approximately 30% of the total number of shares then outstanding, for which they will have made a cash investment of $25,000 or $.03 per Share. The following table illustrates the per share dilution to new investors and the increase in net tangible book value to our current stockholder, assuming sale of all the Shares and completion of the offering.

Public Offering Price per Share                                                              $ .03
Price paid by Existing Stockholder for his Shares                              $ .001
Net Tangible Book Value prior to this Offering                                  $ .00006
Net Tangible Book Value After Offering                                             $ .007
Immediate Dilution per Share to New Investors                                 $ .022 (73%)
Immediate Increase per Share to Current Stockholder                      $ .006

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering, assuming completion:

                                                                            Total Price                       Number of                             Percent of                     Consideration
                                                                             Per Share                       Shares Held                           Ownership                          Paid

Existing Stockholder                                        $ .001                                2,340,000                                   70%                                $ 2,340

Investors in This Offering                              $ .03                                  1,000,000                                   30%                                $25,000

PLAN OF DISTRIBUTION

This is a "self-underwritten" offering, which means the Shares will be sold by Judson Bibb, our sole officer and director; no underwriters will be engaged to sell the Shares. This Prospectus is part of a registration statement filed with the U.S. Securities and Exchange Commission that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with any underwriter, broker or dealer.

Judson Bibb, our sole officer and director will offer the shares to friends, family members and acquaintances and will receive no remuneration of any kind for his services. Mr. Bibb will not register as a broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

    a. Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

    b. Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

    c. Our sole officer and director is not, and will not be at the time of his participation in the offering, an associated person of a broker-dealer; and

    d. Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for  or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Bibb will not purchase any Shares in this offering.

Terms of the Offering

The 1,000,000 Shares will be sold at the fixed price of $.03 per Share until the completion of this offering. There is no minimum amount of subscription required per investor in this offering.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless the offering is completed prior to the expiration date. In the event we are unable to sell all of the Shares during the 180-day offering period, we would consider the offering to be unsuccessful. Since this is an "all-or-nothing" offering, if this were to happen we would promptly refund all monies collected from investors, without deduction or interest. All investments will be final and investors may not rescind their investment once they have signed a subscription agreement and remitted their funds to purchase Shares.

Deposit of the Offering Proceeds

We do not intend to deposit funds raised into an escrow account, as we feel the use of an escrow agent is an expense the company cannot bear at this time. We determined the use of the standard bank account was the most efficient use of our current limited funds. In addition, Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Rather, the funds will be held in a separate bank checking account at Bank of America , where our regular business checking account is. All monies collected for subscriptions will be deposited and held until all Shares are sold and $25,000 has been received. At that time, all monies will be transferred to our business operating account for use in our business operations. In the event the total offering amount is not sold prior to the expiration date, all monies will be returned to investors, without interest or deduction.

Procedures for Subscribing

If you decide to subscribe for any Shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Bibb Corporation.

Potential purchasers should note that signing subscription agreements does not relieve us of our obligations under the Securities Act or any other laws, rules or regulations.

MARKET FOR OUR COMMON STOCK

We are currently a privately-held company and there is no market for our common stock. We are filing this registration statement in an effort to become a publicly-traded company. In that regard, upon completion of the offering, we intend to engage the services of a market maker to apply on our behalf for quotation on the Over-the-Counter Bulletin Board (OTCBB). There is no assurance, however, that (1) we will be able to find a market maker willing to file an application on our behalf; (2) our application will be approved once filed; or (3) our stock will ever be listed or quoted for sale on any public market. In addition, there is no guarantee that if a trading market is developed, it will be sustained. We cannot give any assurance that the shares offered herein will ever have a market value or that you will be able to be resell any shares you purchase in this offering at or above the price you pay for them in this offering. We have not yet sought or engaged the services of a market maker and do not intend to do so unless and until we complete this offering.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding; are unaware of any pending or threatened litigation against us; and are not we party to any bankruptcy, receivership or other similar proceeding. We are not involved in any actions by governmental authorities, nor are we aware of any action that a governmental authority is contemplating. There are no current or pending legal proceedings or threatened litigation against our founder and sole shareholder.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Because our Company was incorporated by one person, Judson Bibb, we only have one director at this time. As we progress in our business plans and add directors, each of whom will be elected by the stockholders to a term of one year to serve until his or her successor is elected and qualified. Each of our officers will be elected by the Board of Directors to a term of one year and serve until his or her successor is duly elected and qualified, or until he or she is removed from office. Our Board of Directors, which currently consists solely of Mr. Bibb, has no nominating, auditing or compensation committees at this time.

The name, address, age and position of our sole officer and director is as follows:

Name and Address                                                   Age                                                             Position(s) Held
Judson Bibb                                                   50                                                               President, Principal Executive Officer, Secretary,
1777 Polk Street, #4P                                                                                                                    Treasurer, Principal Accounting Officer and Director
Hollywood, Florida 33020

The person named above has held his offices/positions since inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. The officer and director is our only officer, director, promoter and control person.

Background Information about Our Officer and Director

Judson Bibb has been the sole officer and director of Bibb Corporation since inception in July 2002. Since 1983, Mr. Bibb has been a self-employed freelance multi-media producer. His services include: Producer, Writer, Director, Cinematographer, Videographer, Still photographer, Audio and video editor, Voiceover talent, Marketer, Ad designer, Internet search engine optimization. He graduated from the University of South Florida in 1980 with a B.A. Degree in Mass Communications-Film. Mr. Bibb devotes approximately 20 hours per week to our business.

 EXECUTIVE COMPENSATION

Currently, our officer and director is not being compensated for his services; nor for any out-of-pocket expenses he incurs on our behalf. In the future, if we are successful in completing our offering, he will be reimbursed for out-of-pocket expenses he incurs; however, he will not be provided any form of salary or benefits in compensation for his time. If and when we become profitable from revenues generated, we may approve payment of salaries for our officers and directors, and particularly for our management team, but currently, no such plans have been approved. We do also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees. In addition, our sole officer and director is not party to any employment agreements.

SUMMARY COMPENSATION TABLE
                                                                                                   __________________________________________________________________________________
                                                                                                                                                 Annual Compensation                                           Long-Term Compensation
                                                                                                                                                  Other                                     Awards             Payouts
Name and                                                                                                                                                                     Anual
Position(s)                                                                                 Year                Salary                 Bonus              Compensation
Judson Bibb                                                                             2007                None                   None                     None                                     None                       None
President, CEO,                                                                        2006                None                   None                     None                                     None                       None
Secretary, Treasurer,
and sole Director

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date of this Prospectus with respect to the beneficial ownership of our issued and outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our named executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name and Address of                                                                             No. of Shares                                    No. of Shares                                      Percentage
Beneficial Owne                                                                                      Before Offering                                 After Offering                                    of Ownership
                                                                                                                                                                                                                               (Before Offering) (After Offering)
Judson Bibb
1777 Polk Street #4P
Hollywood, FL. 33020                                                                                   2,340,000                                            2,340,000                                    100%                    70%
________________
All Officers and
Directors as a Group
(1 person)                                                                                                       2,340,000                                             2,340,000                                    100%                    70%

DESCRIPTION OF SECURITIES
Common Stock

Our authorized capital stock consists of 25,000,000 shares of common stock, par value of $.001 per share. As of the date of this offering, we have a total of 2,340,000 shares of common stock issued and outstanding. The following summary discusses all of the material terms of the provisions of our common stock, as set forth in our Articles of Incorporation and Bylaws.

Holders of our common stock:

1. Have equal ratable rights to dividends from funds legally available, when as and if declared by our Board of Directors;

2. Are entitled to share, ratably, in all of our assets available for distribution upon liquidation, dissolution, or winding up of our business affairs;

3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable; and

4. Are entitled to one non-cumulative vote per share of common stock you own, on all matters that stockholders may vote, and at all meetings of shareholder.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholder will own approximately 70% of our outstanding shares and the purchasers in this offering will own approximately 30% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to our stockholder. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Future Sales by Existing Stockholders

A total of 2,340,000 shares have been issued to our existing stockholder, who is our sole officer and director and are, therefore, restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

We have made no arrangements that may result in a change in control of our Company.

INDEMNIFICATION

Pursuant to provisions set forth in our Articles of Incorporation and By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his/her position, if he/she acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged to be liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or control persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be bound and governed by the final adjudication of such issue.

DESCRIPTION OF OUR BUSINESS

General Overview

Bibb Corporation is a development stage company that was incorporated in the State of Nevada on July 22, 2002. We maintain our statutory registered agent's office in Carson City, Nevada. We were formed to develop an information retail business through multi-media publishing similar to the "For Dummies" and "Video Professor" series.

Each of our products will be fully integrated combinations of video, audio and print supplemented by Internet information. Our proposed information products are intended to be a solution in which one medium will complement and support the information provided by the other.

We are in the development stage and activities since inception have been limited to planning, product design and corporate activities.

We do not intend to change our business activities or combine with or acquire any other company now or in the foreseeable future. Following the completion of this offering, if we are unable to complete our business plans and become profitable, we may decide that we cannot continue with our business operations as outlined in our original business plan because of a lack of financial resources and may be forced to seek other potential business opportunities that might be available; however, we have no plans or intentions to do so at this time or at any time in the future

.
Background of the Industry

The information retail business through multi-media publishing is an industry with no borders. We intend to blur the lines between a number of businesses providing information: publisher, video producer and Internet content provider. Two of our major influences are the "For Dummies" series and "Video Professor", however, each operate primarily in a single medium.

First published approximately 10 years ago, the For Dummies series reduces complex technologies and issues to conversational, easy-to-understand English. These books provide a simple, reasonably clear explanation of what the reader needs to know about a given subject. Studded with icons pointing out shortcuts, insights and warnings of mistakes others have made, the For Dummies series is geared to the time pressed and educated information retail audience. The books are self contained and no ongoing support is given or generally required because the For Dummies audience would be classified as being of proficient or intermediate literacy.

Our target audience is the 34% of the US population classified as marginally illiterate - those who don’t read as well as the average middle school student.

One of the best selling direct response television ads has been the Video Professor series for computers that teaches computer use by interactive CD. The subject matter is limited to computer programs. The series is shining example of successful selling of information via direct response television, both commercials and infomercials.

As our target audience are heavy consumers of television, our primary method of marketing will be direct response television advertising.

Demographic Overview

Time spent reading and comprehension skills continue to decline, especially among the lower classes, the lesser educated and recent immigrants.

Almost half (45%) of all US consumers read below a sixth grade level. Twenty-five percent of the functionally illiterate are immigrants learning English. (In 2000, the 28.4 million foreign-born residents represented 10.4% of the total U.S. population).

As mentioned before, our target audience is the 34% of the population (70 million people) who are marginally illiterate. These adults can pick out key facts in a newspaper article, but cannot draft a letter explaining an error on their credit card bill. As a result, managing in the consumer marketplace is a challenge. Market interactions are potentially threatening. They know and feel they can be easily cheated. They have little understanding of their rights and they are intimidated by paperwork.

Dealing with institutions such as banks, the legal system, tax authorities, etc. is particularly stressful. They are easily overwhelmed by instructions, legal contracts, financial documents and application forms.

Manuals and books alone can be quite intimidating and are beyond their scope of understanding. Consultants and specialists are too expensive for the average person to hire. And asking for help has a unique problem.

There is the stigma of not being able to read well. People with poor literacy skills often are ashamed of their problem and are adept at hiding it. In one study, more than two thirds of patients with low literacy in public hospitals said they had never told their spouses about it. Nearly a fifth said they had never told anyone.

Their market interactions are driven by the need to preserve self-esteem and dignity. Thus, when facing foreclosure, many financially strapped homeowners don't respond to calls or letters from their lenders. An overwhelming majority of respondents in a Freddie Mac survey said they didn't call the company servicing their loan because they didn't think they had any options that could help them avoid losing their home.

We believe that’s a half truth told to save face. In this, the Information Age, we felt there was a need and that it was important to deliver information using a combination of sound, video, pictures and text in an easy-to-use, easy to read and easy-to-understand manner.

To our knowledge, no one else is specifically targeting this large demographic.

Proposed Business Operations

We are developing a multi-media product that fully integrates video, audio and text. Users can choose the medium they are most comfortable with and then use the other media to supplement or reinforce the information presented. All the information, we put forth will be vetted by professionals in exchange for a percentage of the sales.

The first two in the series will be credit repair and stopping foreclosure. The focus will be on the practical steps to be taken, i.e., how to order credit reports, how to examine credit reports, where to get a dispute form, how to complete a dispute form, etc.

The manuals will be written at a sixth grade reading level. The text will be enhanced with graphics and photos including still captures from the video. We will use headings, subheadings, lists, bullets and boxes of text to aid comprehension and clarity. We will point out special information to note with icons and cross reference all information in a table of contents and index for quick access. We are incorporating lots of white space on pages to make them seem simpler and easier to read.

We will complement the manuals with how-to videos in DVD form that show, line by line, how to apply the information, fill out the forms, write the letters, step-by-step. Like the manuals, the voiceover will be written at a sixth grade level for easy comprehension and understanding by all customers and will reiterate a lot of the information provided in the manuals.

In addition, we will further support our manuals with a password protected website where users can get updated information, answers to specific questions and customizable form letters to print and use, post purchase.

Each medium will be integrated with the other. The manuals, DVDs and the website will share the same structure, icons and headings. Each will interact and expand on the information contained in the other. For example, specific icons in the manuals will match icons in the DVD menu. Therefore, if a user wants to see and hear exactly how to fill out a dispute form referred to in the manual, he can look for the same icon in the DVD menu or on the video itself as a graphic placed in a corner of the screen. Both the manual and the video will refer the user to the website for further information and/or support.

We feel each additional level of support will increase the comfort level of the user. The user knows he will find information presented in a variety of ways. Therefore, if he doesn’t understand the text, he can see and listen to the information or vice versa.

We intend to use direct response television commercials to market our products. Selling prices will range between $19.95 and $24.95. As is the industry norm, we will initially run our direct response commercials in a few local markets. By testing different price points, offers and premiums, we will determine which combination works best and then continue to roll out the commercials in other markets. If the product sales are successful, we intend to follow with Spanish versions.

Our initial goal will be to establish our ‘brand name’ as a trusted source of reliable, simple and effective information products. We feel direct response television commercials will be an immediate way for us to establish credibility and brand awareness, as well as generate sales.

As game and other visual entertainment sites are popular with the marginally literate, once our brand has been established, sales commence and revenues are generated, we intend to set up a commission sales program for webmasters to increase web sales and drive consumers to our website.

Each medium (print, video and web) will cross promote the entire line of products. The non-password protected section of our website will promote and offer our products for sale online. Each person entering the password protected section will be required to register and establish a password, creating a database for future marketing efforts.

In addition to marketing our products through television and our website, we intend to contact booksellers, video stores and other retailers to negotiate possible inclusion of our products in their offerings. As retail sales for direct response products currently run 10 to 1, (for every television sale, another 10 will be sold at the retail level) our television sales figures will provide significant leverage.

Once we have placement in store shelves, we intend to release other titles that don’t push the traditional direct response emotional hot buttons such as: filing taxes, buying or leasing a car, dealing with Medicare or an insurance company, going to small claims court, etc.

Upon completion of this offering and receipt of the funds needed to commence operations, we intend to research and write the scripts required, shoot the video, print the manual, publish our website and create our initial television commercial.

Competition

There are many information retailers on the market today; however, there are few who deliver cross-referenced information in print, audio and video form supplemented by an Internet website. Also, very few provide information or assistance with everyday activities in the consumer marketplace, e.g., writing to a credit card company, completing an application, etc. Our two top competitors are the "For Dummies" series and the "Video Professor" tapes/CDs.

In essence, we will be an information retailer, not unlike Bloomberg or Consumer Reports. Many of these competitors are well established and their brand names are well known. As a newcomer to the industry, we will need to successfully develop our brand name and deliver high quality products in order to successfully compete in the industry.

Equipment

As a freelance multi-media producer in film, television, radio, print and the Internet, our sole officer and director has all of the equipment we will need to produce our multi-media. We do not intend to purchase any equipment to implement our business operations.

Patents and Trademarks

We do not currently have any patent or trademark protection for our brand name. If we determine it is feasible to file for such trademark protection, we may do so but at present we have no plans in this regard. Even if we do try to copyright our branding, graphics or logo, we still have no assurance that doing so will prevent competitors from using the same or similar names, marks, concepts or appearance. Should this happen, we may have to enter into litigation to prevent the use of our property and, at least at present, we do not feel we have the resources to do so and would probably avoid any such litigation.

Government and Industry Regulation

Regulation of Internet - Non-adult websites are not currently subject to direct federal laws or regulations applicable to access, content or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:

* user privacy
* freedom of expression
* pricing
* content and quality of products and services
* taxation
* advertising
* intellectual property rights
* information security

The adoption of any such laws or regulations might decrease the rate of growth of Internet use, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have a negative impact on our business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

Employees and Employment Agreements

We currently have no employees other than Judson Bibb, our sole officer and director, who devotes approximately 20 hours per week to our business and who will not be compensated for his time until and if we become profitable. If we are successful in this offering, we will hire employees on an as-needed basis. We do not currently have any agreements, verbal or written, with Mr. Bibb or any other proposed employee or independent contractor. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no employee contracts, agreements or personal benefits available to anyone associated directly or indirectly with the company.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a start-up company and have not yet generated or realized any revenues from our business operations. Furthermore, as we are still in the development stage and expect to operate at a loss for most or all of the first year of our operations as we grow our business.

This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in the forward-looking statements as a result of various factors, including those discussed in "Risk Factors" section of this prospectus on page 5.

The following table provides selected financial data about our Company for the six months ended June 30, 2007 and for the year ended December 31, 2006. This information should be read in conjunction with the financial statements included in this prospectus.

Balance Sheet Data:                      6/30/2007                   12/31/06

Cash in bank                                   $   146                        $ 1,258
Total assets                                    $   146                        $ 1,258
Total liabilities                                $       0                        $       0
Stockholders' equity                      $  146                         $ 1,258

We have an accumulated deficit since inception of $20,024 and our auditors have expressed substantial doubt about our ability to continue as a going concern unless we are able to generate revenues. Our sole officer and director has agreed to continue to advance funds to finance our operations until completion of this offering on an as-needed basis, with no specific terms of repayment and at no interest.

We are relying solely on the monies raised in this offering to pursue the development, setup and marketing of our products and there is no guarantee we will be successful in completing this offering or completing our proposed business plans. Other than the Shares offered by this prospectus, no other source of capital has been identified or sought.

We have never had any discussions with any possible acquisition candidate, nor have we any intention of doing so.

We do not expect to purchase any real estate and do not own any to sell.

We have no off-sheet balance arrangements or obligations or other interests that could affect finances or operations. Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought.

Proposed Milestones to Implement Business Operations

In order to become fully operational and profitable, we will need to achieve each of the milestones outlined below, all of which are dependent on our receipt of the proceeds from this offering, of which their can be no assurance.

Within 3 months of completion of this offering, we expect to:

1.	Research the information
2.	Start writing the manual, the video script and the website pages.
3.	Consult with a lawyer regarding disclaimers and other legal protections.

Budget for this quarter is estimated to be $3,150

Within 6 months of the completion of this offering, we expect to:

1.	Complete the writing
2.	Create the illustrations, cover art and photos
3.	Produce the DVD
4.	Layout the manual and create a galley
5.	Show DVD and manual galley to focus groups.

Budget for this quarter is estimated to be $5,460

Within 9 months of completion of this offering, we expect to:

1:	Make revisions to DVD and manual
2.	Proof DVD and manual
3.	Create DVD duplication master and create DVDs
4.	Print manual
5.	Produce television commercial
6.	Complete website

Budget for this quarter is estimated to be $11,490

Within 12 months we expect to:

1.	Begin testing commercial
2.	Analyze results
3.	Tweak commercial
4.	Continue testing

Budget for this quarter is estimated to be $4,900

Critical Accounting Policies

We have identified below certain accounting policies which we apply in the preparation of our financial statements. We believe that the policies discussed below are those most critical to our business operations.

As we are a startup company, with minimal assets, no revenues and little operating history, we do not currently have an audit committee on our Board of Directors. Our bookkeeping is done by Management and reviewed/audited by our independent auditors. Our financial statements for the fiscal years ended December 31, 2006 and 2005 were audited by our independent auditors, DeJoya Griffith & Company, LLC of Henderson, Nevada . Subsequent to the fiscal year ended December 31, 2006, we changed and since March 1, 2007, our current accounting firm and auditor is Paula S. Morelli, CPA, P.C. of Freeport, New York, a PCAOB registered firm.

From his past work experience, our sole officer and director, Judson Bibb, has an understanding of generally accepted accounting principles and financial statements as he has owned his own private company and worked with the finances for many years. In cooperation with our outside experts, we feel we will have a good ability to assess the accounting required for estimates, accruals and reserves. Mr. Bibb has a good ability to prepare, analyze and evaluate financial statements to the degree that can reasonably expect to be encountered in the first year of this development stage business.

Property and Equipment: At this point we have no property and no equipment needs. We do not anticipate that improvements or updates will be needed this first year of operations and we do not expect to purchase equipment during the next twelve months. In the future, depreciation will be determined using the straight-line method over the estimated lives of the assets but since nothing was purchased by us, no depreciation will be relevant this year.

Income Taxes: We have adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109), which will require the use of an asset and liability approach for financial accounting and reporting of income taxes.

If it is more likely than not that some portion of or all of a deferred tax asset will not be realized, a valuation allowance will be recognized. As we have not yet generated any revenues or operated at a profit, no tax benefit has been reflected in the statement of operations in the consolidated financial statements included as a part of this prospectus.

Revenue recognition: We have generated no revenues to date. Revenues will be recognized in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements". We will recognize revenues when all of the following criteria are met: 1) there is persuasive evidence that an arrangement exists, 2) delivery of goods has occurred, 3) the sales price is fixed or determinable, and 4) collectibility is reasonably assured.

We will use the guidance provided by the Financial Accounting Standards Board's Emerging Issues Task Force Item 99-19 ("EITF 99-19) in determining whether to report revenues on either a gross or net basis.

Revenues will be reported on a gross basis when the majority of the following indicators exist: 1) We are the primary obligor in the arrangement, 2) we have general inventory risk, 3) latitude in establishing price rests with us, 4) we change our products or perform part of the services we offer, 5) we have discretion in supplier selection, 6) product or service specifications are determined in part by us, 7) physical loss inventory risk exists, and 8) we have a credit risk. We will report revenues on a gross basis when we act as the principal and the preceding indicators exist.

Revenues will be reported on a net basis when the majority of the following indicators exist: 1) the supplier is the primary obligor in the arrangement, 2) the amount we earn is fixed, and 3) the supplier has credit risk. We will report revenues on a net basis when services are provided, including assisting buyers and sellers in preparing and coordinating the purchase and delivery of our products/services, generating commission revenues from facilitating the process.

DESCRIPTION OF PROPERTY

We do not currently own any property. We will conduct our initial business operations from the home of our sole officer and director, using his office and equipment, on a rent-free basis until such time as we require additional space. At that time, we will seek to lease office space at competitive market rates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We operate our business from the home of our sole officer and director and currently use his home computer equipment, video and television equipment, telephone and fax machine on a rent-free basis. We do not have any formal or written agreements with Mr. Bibb.

On August 19, 2002, we issued 100,000 shares of our restricted common stock to Judson Bibb, our sole officer and director, as founders' shares, in exchange for $100, or $.001 per share.

On September 5, 2002, we issued 215,000 shares of our restricted common stock to Judson Bibb, our sole officer and director, as founders' shares, in exchange for $215, or $.001 per share.

On October 31, 2002, we issued 250,000 shares of our restricted common stock to Judson Bibb, our sole officer and director, as founders' shares, in exchange for $25, or $.001 per share.

On December 20, 2002, we issued 2,000,000 shares of our restricted common stock to Judson Bibb, our sole officer and director, as founders' shares, in exchange for $2,000, or $.001 per share.

We do not currently have any other related party transactions and have not yet formulated a policy for the resolution of any related transaction conflicts, should they arise.

Judson Bibb, our sole officer and director has agreed to advance funds to the Company, interest free and payable on demand, on and as-needed basis until such time as the offering proceeds are received. There are no written agreements regarding this arrangement and Mr. Bibb only intends to take the funds as and when they become available from operations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no established public trading market for our common stock. Following completion of this offering, we plan to seek to engage the services of a market maker to apply for listing of our common stock on the Over-the-Counter Bulletin Board on our behalf. As we cannot predict when these registrations will be completed or if they will be accepted, we cannot predict if, or even when, active trading will commence. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided thatcurrent price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- contains a toll-free telephone number for inquiries on disciplinary actions;

- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

- contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

- the bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M

Our sole officer and director, who will offer and sell the Shares in this offering, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers, directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress.

A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the Shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

We have appointed Transfer Online, Inc. of Portland, Oregon as the stock transfer agent for our securities.

EXPERTS AND LEGAL COUNSEL

Our financial statements for the fiscal years ended December 31, 2006 and 2005, included in this prospectus have been audited by DeJoya Griffith & Company LLC, of 2425 W. Horizon Ridge Parkway, Henderson NV 89052, our former auditors. Subsequent to the year ended December 31, 2006, we changed independent accounting firms to Paula S. Morelli, CPA, P.C., 21 Martha Street, Freeport, NY 11520.

The Law Office of Michael Kessler, of 3436 American River Drive, Suite 11, Sacramento California, 95864 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

AVAILABLE INFORMATION

We have filed this Registration Statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This Prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries the material terms of the referenced contracts, agreements or documents of the company. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We intend to provide audited financial statements to our stockholders on an annual basis, as reported on by an Independent Registered Public Accounting firm, in our annual reports. Our unaudited financial statementa for the period ended June 30, 2007 and our audited financial statements for the fiscal years ended December 31, 2006 and 2005 immediately follow.

BIBB CORPORATION

Financial Statements

June 30, 2007

Unaudited

BIBB CORPORATION
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	(Unaudited)	(Audited)	(Audited)
	As of	As of	As of
	June 30, 2007	December 31, 2006	December 31, 2005
ASSETS

Current assets
Cash	146	1,258	343
Total current assets	146	1,258	343

Total assets	146	1,258	343

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Total current liabilities		--	-

Total liabilities		--	-

Stockholders' equity
Common stock; $.001 par value; 25,000,000 shares
authorized, 2,340,000 shares issued and
outstanding as of December 31, 2006 and December 31, 2005	2,340	2,340	2,340
Additional paid-in capital	17,830	15,230	10,439
Accumulated deficit	(20,024)	(16,312)	(12,436)
Total stockholders' equity	146	1,258	343

Total liabilities and stockholders' equity	146	1,258	343
			-
			-

See Accompanying Notes to Financial Statements

BIBB CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

				Unaudited
	Unaudited	Audited	Audited	From July 22, 2002
	January 1, 2007	January 1, 2006	January 1, 2005	(Date of Inception)
	through	through	through	through
	June 30. 2007	December 31, 2006	December 31, 2005	June 30. 2007

Revenue	$ -	$ -	$ -	$ -
Cost of goods sold	-	-	-	-
Gross profit	-	-	-	-

Operating expenses
Professional fees		-	-	5,374
General and administrative	3,712	3,876	6,418	14,650

Total operating expenses	3,712	3,876	6,418	20,024

Loss from operations	(3,712)	(3,876)	(6,418)	(20,024)

Loss before provision for income taxes	(3,712)	(3,876)	(6,418)	(20,024)

Provision for income taxes		-	-	-
				-
Net loss	$ (3,712)	$ (3,876)	$ (6,418)	$ (20,024)

Basic and diluted loss per common share	(0)	(0)	(0)	(0)

Basic and diluted weighted average
common shares outstanding	2,340,000	2,340,000	2,340,000	2,143,148

See Accompanying Notes to Financial Statements

BIBB CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	Unaudited	Audited	Audited	From July 22, 2002
	January 1, 2007	January 1, 2006	January 1, 2005	(Date of Inception)
	through	through	through	through
	June 30. 2007	December 31, 2006	December 31, 2005	June 30. 2007
Cash flows from operating activities:
Net loss	$ (3,712)	$ (3,876)	$(6,418)	$ (20,024)
Adjustments to reconcile net loss to				-
net cash used by operating activities:				-
Changes in operating assets and liabilities:				-
Sales Tax Payable		- -	-	-
Net cash used by operating activities	(3,712)	(3,876)	(6,418)	(20,024)

Cash flows from investing activities:
Purchase of property and equipment		-	-	-
Net cash used by investing activities			-	-

Cash flows from financing activities:
Proceeds from capital contribution	2,600	4,791	6,439	20,170
Net cash provided by financing activities	2,600	4,791	6,439	20,170

Net increase in cash	(1,112)	915	21	146

Cash, beginning of period	1,258	343	322	-

Cash, end of period	146	1,258	343	146

See Accompanying Notes to Financial Statements

BIBB CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
June 30, 2007

1 . DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business and history - Bibb Corporation, a Nevada corporation, (hereinafter referred to as the “Company” or “Bibb Corp.”) was incorporated in the State of Nevada on July 22, 2002. The company plans to be in the business of multi-media publishing and marketing. The Company operations has been limited to general administrative operations and is considered a development stage company in accordance with Statement of Financial Accounting Standards No. 7.

Management of Company - The company filed its articles of incorporation with the Nevada Secretary of State on July 22, 2002, indicating Dean Patel as the incorporator.

The company filed its annual list of officers and directors with the Nevada Secretary of State on September 10 2002 indicating its President, Secretary, Treasurer and Director is Judson Bibb. He remains in those positions as of this filing.

Going concern - The Company incurred net losses of approximately $20,024 from the period of July 22, 2002 (Date of Inception) through June 30, 2007 and has not commenced its operations, however, it is still in the development stages, raising substantial doubt about the Company’s ability to continue as a going concern. The Company may seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company’s business plans. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Year end - The Company’s year end is December 31.

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years. Such losses may not be fully deductible due to the significant amounts of non-cash service costs. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

Net loss per common share - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive. For the period from July 22, 2002 (Date of Inception) through June 30, 2007, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

Concentration of risk - A significant amount of the Company’s assets and resources are dependent on the financial support (inclusive of free rent) of Judson Bibb. Should he determine to no longer finance the operations of the company, it may be unlikely for the company to continue.

Revenue recognition - The Company has no revenues to date from its operations

BIBB CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
June 30, 2007

1a. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (continued)

Advertising costs -The Company has recorded no advertising costs for the period from January 1, 2006 through June 30, 2007.

Legal Procedures - The Company is not aware of, nor is it involved in any pending legal proceedings.

2. PROPERTY AND EQUIPMENT

As of June 30, 2007, the Company does not own any property and/or equipment.

3. STOCKHOLDER’S EQUITY

The Company has 2,340,000 shares authorized and 2,340,000 issued and outstanding as of June 30, 2007. The issued and outstanding shares were issued as follows:

100,000 common shares were issued to Judson Bibb on August 19, 2002 for the sum of $100 in cash.

215,000 common shares were issued to Judson Bibb on September 5, 2002 for the sum of $215 in cash.

25,000 common shares were issued to Judson Bibb on October 31, 2002 for the sum of $25 in cash.

2,000,000 common shares were issued to Judson Bibb on December 20, 2002 for the sum of $6,000 in cash.

4. RELATED PARTY TRANSACTIONS

The Company currently uses the home of Judson Bibb , an officer and director of the Company, on a rent-free basis for administrative purposes and in the future will use it for storage purposes as well.  There is no written lease agreement or other material terms or arrangements relating to said arrangement.

In 2005, 2006 and 2007, Judson Bibb made capital contributions to the Company totaling $6,439, $4,791 and $2,600 respectively. As of June 30, 2007 his total capital contributions equal $17,830.

5. STOCK OPTIONS

As of June 30, 2007, the Company does not have any stock options outstanding, nor does it have any written or verbal agreements for the issuance or distribution of stock options at any point in the future.

6. LITIGATION

As of June 30, 2007, the Company is not aware of any current or pending litigation which may affect the Company’s operations.

7. SUBSEQUENT EVENTS

There have been no subsequent events after the end of the period, June 30, 2007, which are material to operations.

BIBB CORPORATION

Financial Statements
(Audited)

For the years ended December 31, 2006 and 2005

DeJoya Griffith & Company, LLC
Certified Public Accountants & Consultants

To the Board of Directors and Stockholders
Bibb Corporation
(A Development Stage Company)
Coral Springs, Florida

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Bibb Corporation (A Developmental Stage Company) as of December 31, 2006 and 2005, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2006 and 2005 and for the period from July 22, 2002 (Date of Inception) through December 31, 2006.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005, and for the period from July 22, 2002 (Date of Inception) through December 31, 2006, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, all of which raise substantial doubt about its ability to continue as a going concern.  Management's plans in regards to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC
De Joya Griffith & Company, LLC
February 9, 2007
Henderson, Nevada

BIBB CORPORATION
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	(Audited)	(Audited)
	As of	As of
	December 31, 2006	December 31, 2005
ASSETS

Current assets
Cash	1,258	343
Total current assets	1,258	343

Total assets	1,258	343

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Total current liabilities	--	-

Total liabilities	--	-

Stockholders' equity
Common stock; $.001 par value; 25,000,000 shares
authorized, 2,340,000 shares issued and
outstanding as of December 31, 2006 and December 31, 2005	2,340	2,340
Additional paid-in capital	15,230	10,439
Accumulated deficit	(16,312)	(12,436)
Total stockholders' equity	1,258	343

Total liabilities and stockholders' equity	1,258	343
		-

See Accompanying Notes to Financial Statements

BIBB CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

			Audited
	Audited	Audited	From July 22, 2002
	January 1, 2006	January 1, 2005	(Date of Inception)
	through	through	through
	December 31, 2006	December 31, 2005	December 31, 2006
Cash flows from operating activities:
Net loss	(3,876)	(6,418)	(16,312)
Adjustments to reconcile net loss to			-
net cash used by operating activities:			-
Changes in operating assets and liabilities:			-
Sales Tax Payable	- -	-	-
Net cash used by operating activities	(3,876)	(6,418)	(16,312)

Cash flows from investing activities:
Purchase of property and equipment	-	-	-
Net cash used by investing activities		-	-

Cash flows from financing activities:
Proceeds from capital contribution	4,791	6,439	17,570
Net cash provided by financing activities	4,791	6,439	17,570

Net increase in cash	915	21	1,258

Cash, beginning of period	343	322	-

Cash, end of period	$ 1,258	343	1,258
		#REF!	#REF!

See Accompanying Notes to Financial Statements

BIBB CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

			Audited
	Audited	Audited	From July 22, 2002
	January 1, 2006	January 1, 2005	(Date of Inception)
	through	through	through
	December 31, 2006	December 31, 2005	December 31, 2006

Revenue	$ -	-	-
Cost of goods sold	-	-	-
Gross profit	-	-	-

Operating expenses
Professional fees	-	-	5,374
General and administrative	3,876	6,418	10,938

Total operating expenses	3,876	6,418	16,312

Loss from operations	(3,876)	(6,418)	(16,312)

Loss before provision for income taxes	(3,876)	(6,418)	(16,312)

Provision for income taxes	-	-	-
			-
Net loss	(3,876)	(6,418)	(16,312)

Basic and diluted loss per common share	(0)	(0)	(0)

Basic and diluted weighted average
common shares outstanding	2,340,000	2,340,000	2,143,148

See Accompanying Notes to Financial Statements

BIBB CORPORATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' EQUITY

			Additional	Accumulated	Total
	(Audited) Common Stock		Paid-in	Deficit During	Stockholders'
	Shares	Amount	Capital	the Development Stage	Equity
Balance at July 22, 2002 (Date of inception)	0	0	0	0	0

Issuance of stock for cash, $0.001	100,000	100	0	0	100

Issuance of stock for cash, $0.001	215,000	215			215

Issuance of stock for cash, $0.001	25,000	25			25

Issuance of stock for cash, $0.001	2,000,000	2,000	4,000		6,000

Net loss	0	0	0	(846)	(846)

Balance, December 31, 2002	2,340,000	2,340	4,000	(846)	5,494

Net loss	0	0	0	(1,807)	(1,807)

Balance, December 31, 2003	2,340,000	2,340	4,000	(2,653)	3,687

Net loss				(3,365)	(3,365)

Balance, December 31, 2004	2,340,000	2,340	4,000	(6,018)	322

Capital contribution	0	0	6,439	0	6,439

Net loss	0	0	0	(6,418)	(6,418)

Balance, December 31, 2005	2,340,000	2,340	10,439	(12,436)	343

Capital contribution	0	0	4,791	0	4,791

Net loss	0	0	0	(3,876)	(3,876)

Balance, December 31, 2006	2,340,000	2,340	15,230	(16,312)	1,258

See Accompanying Notes to Financial Statements

BIBB CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business and history - Bibb Corporation, a Nevada corporation, (hereinafter referred to as the “Company” or “Bibb Corp.”) was incorporated in the State of Nevada on July 22, 2002. The company plans to be in the business of multi-media publishing and marketing. The Company operations have been limited to general administrative operations and is considered a development stage company in accordance with Statement of Financial Accounting Standards No. 7.

Management of Company - The company filed its articles of incorporation with the Nevada Secretary of State on July 22, 2002, indicating Dean Patel as the incorporator.

The company filed its annual list of officers and directors with the Nevada Secretary of State on September 10 2002 indicating its President, Secretary, Treasurer and Director is Judson Bibb. He remains in those positions as of this filing.

Going concern - The Company incurred net losses of approximately $16,312 from the period of July 22, 2002 (Date of Inception) through December 31, 2006 and has not commenced its operations, however, it is still in the development stages, raising substantial doubt about the Company’s ability to continue as a going concern. The Company may seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital, on-going patent litigation and the success of the Company’s plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Year end - The Company’s year end is December 31.

Use of estimates - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Property and equipment - Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 3 to 27 years. The amounts of depreciation provided are sufficient to charge the cost of the related assets to operations over their estimated useful lives.

BIBB CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (continued)

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years. Such losses may not be fully deductible due to the significant amounts of non-cash service costs. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

Net loss per common share - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive. For the period from July 22, 2002 (Date of Inception) through December 31, 2006, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

Concentration of risk - A significant amount of the Company’s assets and resources are dependent on the financial support (inclusive of free rent) of Judson Bibb. Should he determine to no longer finance the operations of the company, it may be unlikely for the company to continue.

Revenue recognition - The Company has no revenues to date from its operations. Once the revenue is generated, the company will recognize revenues as the orders are finalized and shipped, in accordance with the terms of our agreements. An appropriate deferral is made for direct costs related to sales in process, and no revenue is recognized until shipment of the products has taken place. Billings rendered in advance of products being shipped, as well as customer deposits received in advance, will be recorded as a current liability included in deferred revenue. We are expecting to estimate sale losses and returns, if any, and provide for such losses in the period they are determined and estimable. Once sales commence we will also determine a reasonable allowance for refunds based on the experience we generate and should a high likelihood or occurrence of refund requests take place.

BIBB CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (continued)

Inventory valuation - Inventories are stated at the lower of cost or market, cost being determined on the first in, first out (FIFO) basis.

Advertising costs - The Company recognizes advertising expenses in accordance with Statement of Position 93-7 “Reporting on Advertising Costs.” Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertisements in the period in which the advertising space or airtime is used. The Company has recorded no significant advertising costs for the period from January 1, 2006 through December 31, 2006.

Legal Procedures - The Company is not aware of, nor is it involved in any pending legal proceedings.

Stock-based compensation - On December 16, 2004, the FASB issued SFAS No. 123R, “Share-Based Payment”, which replaces SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption option. Under the retroactive option, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company has adopted the requirements of SFAS No. 123R for the fiscal year beginning after December 31, 2004.

New accounting pronouncements -

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 replaces Accounting Principles Board Opinion No. 20 “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28.” SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. SFAS 154 requires “retrospective application” of the direct effect of a voluntary change in accounting principle to prior periods’ financial statements where it is practicable to do so. SFAS 154 also redefines the term “restatement” to mean the correction of an error by revising previously issued financial statements. SFAS 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005 unless adopted early. We do not expect the adoption of SFAS 154 to have a material impact on its consolidated financial position, results

BIBB CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (continued)

of operations or cash flows, except to the extent that the statement subsequently requires retrospective application of a future item.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments (“SFAS No. 155”), which amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) and Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives.   We expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets (“SFAS No. 156”), which amends FASB Statement No. 140 (“SFAS No. 140”). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities).  The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting.  Specifically, the FASB said FAS No. 156 permits a service using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value.  We do not expect the adoption of SFAS 155 to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued FASB Statement No. 157. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practices. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 158 (SFAS No. 158), Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88 ,106 and 132(R). SFAS No. 158 requires an entity to recognize the funded status of a defined benefit postretirement plan in its statement of financial position measured as the difference between the fair value of plan assets and the benefit obligation. For a pension plan, the benefit obligation would be the projected benefit obligation;

BIBB CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (continued)

for any other postretirement benefit plan, the benefit obligation would be the accumulated postretirement benefit obligation. The pronouncement also requires entities to recognize the actuarial gains and losses and the prior service costs and credits that arise during the period, but are not recognized as components of net periodic benefit cost as a component of other comprehensive income, and measure defined benefit plan assets and obligations as of the date of the employer's statement of financial position for fiscal years ending after December 15, 2008. The pronouncement also requires disclosure of additional information in the notes to financial statements about certain effects of net periodic benefit cost in the subsequent fiscal year that arise from delayed recognition of the actuarial gains and losses and the prior service costs and credits. We believe this Statement will have no impact on the financial statements of the Company once adopted

2. PROPERTY AND EQUIPMENT

As of December 31, 2006, the Company does not own any property and/or equipment.

3. STOCKHOLDER’S EQUITY

The Company has 2,340,000 shares authorized and 2,340,000 issued and outstanding as of December 31, 2006. The issued and outstanding shares were issued as follows:

100,000 common shares were issued to Judson Bibb on August 19, 2002 for the sum of $100 in cash.

215,000 common shares were issued to Judson Bibb on September 5, 2002 for the sum of $215 in cash.

25,000 common shares were issued to Judson Bibb on October 31, 2002 for the sum of $25 in cash.

2,000,000 common shares were issued to Judson Bibb on December 20, 2002 for the sum of $6,000 in cash.

4. RELATED PARTY TRANSACTIONS

The Company currently uses the home of Judson Bibb , an officer and director of the Company, on a rent-free basis for administrative purposes and in the future will use it for storage purposes as well.  There is no written lease agreement or other material terms or arrangements relating to said arrangement.

In 2005 and 2006, Judson Bibb made capital contributions to the Company totaling $6,439 and $4,791 respectively. As of December 31, 2006 his total capital contributions equal $15,230.

5. STOCK OPTIONS

As of December 31, 2006, the Company does not have any stock options outstanding, nor does it have any written or verbal agreements for the issuance or distribution of stock options at any point in the future.

BIBB CORPORATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

6. LITIGATION

As of December 31, 2006, the Company is not aware of any current or pending litigation which may affect the Company’s operations.

7. SUBSEQUENT EVENTS

There have been no subsequent events after the end of the period, December 31, 2006, which are material to operations.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of directors and officers.

Pursuant to certain provisions in our Articles of Incorporation and By-Laws we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Item 25. Other expenses of issuance and distribution.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

SEC Filing Fees                            $        1
Legal Fees                                     $ 1,000
Accounting/Auditing                 $ 2,500
Transfer Agent Fees                   $    500
Printing of Prospectus                $    300
Misc./Contingency                     $    699
TOTAL                                         $ 5,000

Item 26. Recent sales of unregistered securities.

Following is the issuance of securities without registration since inception. No issuance involved the use of an underwriter; no advertising or public solicitation were involved; the securities bear a restrictive legend and no commissions were paid in connection with the issuance of these securities.

From August to December 2002, a total of 2,340,000 shares of common stock were issued to Judson Bibb, our founder and sole officer and director, in exchange for services rendered to date to registrant, which include: the original concept development and business plan, the original company incorporation, the business plan, basic office supplies, a home office and computer and basic office equipment usage, and for $2,340 in cash, representing $.001 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. The securities bear a restrictive legend and were issued to a founder, officer and director. No other shares have been issued to date.

Item 27. Exhibits.

Exhibit Index:

 Number                      Description
3.1                               Articles of Incorporation
3.2                               Bylaws
5                                  Opinion re: Legality
23.1                             Consent of Independent Auditor
23.2                             Consent of Counsel (Included in Exhibit 5)

Item 28. Undertakings

The undersigned registrant hereby undertakes:

a. Rule 415 Offering. The undersigned issuer hereby undertakes to:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

b. Request for acceleration of effective date. If the small business issuer requests acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, it will include the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

c. If the small business issuer is subject to Rule 430C, it will include the following:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this prospectus to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Springs, State of Florida.

August 8, 2007                BIBB CORPORATION, Registrant

     /s/ Judson Bibb_________________________________________
     By: Judson Bibb, President, Principal Executive Officer, Secretary,
                                         Treasurer, Principal Accounting Officer and Director